As filed with the Securities and Exchange Commission on March 7, 1997


============================================================================

                        SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                               Act of 1934
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                       Check the appropriate box:
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                   (as permitted by Rule 14a-6(e)(2))
                     [ ] Definitive Proxy Statement
                   [ ] Definitive Additional Materials
  [X] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                        HOMESTAKE MINING COMPANY
 (Name of Registrant as Specified In Its Charter)(Name of Person(s) Filing
                                  Proxy
                Statement, if other than the Registrant)

Payment of Filing Fee (Check appropriate box):
[X]  No fee required.
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     and 0-11.
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     pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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The following is the text of a Press Release issued by Homestake on
March 6, 1997.


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Contact:
                               Desmond P. Kearns
Michael A. Steeves             President and
Director,                      Chief Executive Officer
Investor Relations             GeoBiotics, Inc.
415-983-8169                   510-783-9060


                HOMESTAKE MINING AND GEOBIOTICS ANNOUNCE
              STRATEGIC ALLIANCE RE BIOOXIDATION TECHNOLOGY

San Francisco, CA, March 6, 1997-- Homestake Mining Company (NYSE:HM) and GeoBiotics, Inc., a privately-owned technology development company announced today that they have entered into a strategic alliance to develop biooxidation technology. Homestake will make an equity investment in GeoBiotics, the two companies will conduct a joint research and development program, and GeoBiotics will grant a technology license to Homestake.

GeoBiotics has developed proprietary biooxidation technology for treating refractory sulfide ores and concentrates that is competitive with recoveries achieved by roasters and autoclaves, at lower capital and operating costs. GeoBiotics' test results on more than 30 different refractory sulfide gold ores from around the world have achieved gold recoveries consistently exceeding 90%. GeoBiotics currently is conducting large-scale testing of its technology and is planning to commission its first commercial-scale plant before the end of 1997.

During 1997, Homestake and GeoBiotics will carry out a joint research and development program at the Agua de la Falda gold deposit in Chile which is jointly owned by Homestake and CODELCO. GeoBiotics will provide the biooxidation technology and expertise for the program while Homestake will provide funding, metallurgical knowledge and operating skills. GeoBiotics has granted Homestake a license to install and use the technology at the Agua de la Falda mine or at another Homestake mine of comparable size.

Jack Thompson, President and CEO of Homestake Mining commented that "The development of new technologies is essential for treating refractory sulfide ores and the biooxidation technology developed by GeoBiotics has enormous potential for reducing the cost of such treatment. Alliances with innovative technology companies like GeoBiotics are an important and efficient way for Homestake to participate in the development of new technologies for its mines. The GeoBiotics technology already has achieved impressive results on ores and concentrates from many of the refractory gold deposits in Nevada. The technology complements the many other areas of ore processing and gold extraction where Homestake has been a leader for many years."

Desmond Kearns, President and CEO of GeoBiotics, stated, "We are proud to be associated with Homestake, a forward-looking company which has a tradition of pioneering new technology. As we advance our technology from pilot to commercial scale, the opportunity to draw upon Homestake's vast experience in treating refractory ores will be invaluable."

GeoBiotics has research laboratories in the San Francisco Bay Area, and a pilot testing facility in Reno, Nevada. The Company will open a business development office in Golden, Colorado in March.

Homestake Mining Company is an international gold mining company with substantial operations in the U.S., Canada and Australia. Homestake also has active exploration programs in the Andes, Venezuela, French Guiana, Brazil and elsewhere in Latin America, and development and/or evaluation projects in Chile, Russia and Bulgaria.

Statements contained in this press release which are not historical facts are forward-looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from estimated results. Such risks and uncertainties are detailed in Homestake's filings with the Securities and Exchange Commission.


      INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS
          OF HOMESTAKE MINING COMPANY AND OTHER REPRESENTATIVES
          OF HOMESTAKE MINING COMPANY WHO MAY COMMUNICATE WITH
             HOMESTAKE AND SANTA FE PACIFIC GOLD CORPORATION
                              SHAREHOLDERS

The following is information concerning the directors and executive officers of Homestake Mining Company and other representatives of Homestake ("Homestake") who may communicate with Homestake and Santa Fe Pacific Gold Corporation ("Santa Fe") shareholders with respect to (i) Homestake's planned combination with Santa Fe pursuant to which Santa Fe will become a wholly-owned subsidiary of Homestake and each outstanding share of Santa Fe Common Stock, $0.01 par value, will be converted into the right to receive 1.115 shares of Homestake Common Stock, $1.00 par value (the "Combination") and (ii) the proposed offer by Newmont Mining Corporation ("Newmont") disclosed in the preliminary prospectus contained in the Registration Statement on Form S-4 of Newmont that was filed with the Securities and Exchange Commission on January 7, 1997 (Registration No. 333-19335), to exchange each outstanding share of Santa Fe Common Stock for 0.40 of a share of Newmont Common Stock, $1.60 par value. Newmont's proposed offer has not been commenced. Newmont's Registration Statement states that its principal executive offices are located at 1700 Lincoln Street, Denver, Colorado 80203. Santa Fe's principal executive offices are located at 6200 Uptown Boulevard NE, Suite 400, Albuquerque, New Mexico 87110.


                   Directors and Officers of Homestake

      Name and Business Address Present Position with Homestake or
                Other Principal Occupation or Employment

M. Norman Anderson
N Anderson & Associates 502-455 Granville Street
Vancouver, V6C1V2
Director, Homestake Mining Company; Former Chairman
International Corona Corporation; Mining Industry
Consultant.

Jan P. Berger
Homestake Mining Company
650 California Street San Francisco, CA 94108-2788
Treasurer, Homestake Mining Company.

Michael L. Carroll
Homestake Mining Company 650 California Street
San Francisco, CA 94108-2788
Director of Taxes and Assistant Secretary,
Homestake Mining Company.

Robert H. Clark, Jr.
529 Fifth Avenue Suite 1600 New York, NY  10017
Director, Homestake Mining Company; President and Chief
Executive Officer, Case, Pomeroy & Company, Inc.

Harry M. Conger
Homestake Mining Company
650 California Street  San Francisco, CA 94108-2788
Director and Chairman of the Board,Homestake Mining Company.

G. Robert Durham
943 Seddon Cove Way
Tampa, FL 33602
Director, Homestake Mining Company; Former Chairman and
Chief Executive Officer of Walters Industries, Inc. and
Former Chairman and President of Phelps Dodge Corporation.

Gene G. Elam
Homestake Mining Company
650 California Street  San Francisco, CA 94108-2788
Vice President, Finance and Chief Financial Officer,
Homestake Mining Company.

Douglas W. Fuerstenau
University of California, Berkeley 477 Evans Hall No. 1760
Berkeley, CA  94720
Director, Homestake Mining Company; Professor in the
Graduate School, Department of Materials Science and
Mineral Engineering, University of California, Berkeley.

Dennis B. Goldstein
Homestake Mining Company
650 California Street  San Francisco, CA 94108-2788
Corporate Counsel and Assistant Secretary,
Homestake Mining Company.

Lee A. Graber
Homestake Mining Company
650 California Street  San Francisco, CA 94108-2788
Vice President, Corporate Development,
Homestake Mining Company.

Henry G. Grundstedt
P.O. Box 105 Umpqua, OR 97486-0105
Director, Homestake Mining Company; Former Senior Vice
President, Capital Guardian Trust.

Fred Hewett
Homestake Mining Company
650 California Street  San Francisco, CA 94108-2788
Assistant Controller, Homestake Mining Company.

William A. Humphrey
Homestake Mining Company
650 California StreetSan Francisco, CA 94108-2788
Director, Vice Chairman of the Board, Former President and
Chief Operating Officer, Homestake Mining Company.

Robert K. Jaedicke
Graduate School of Business
Stanford University
Stanford, CA 94305-5015
Director, Homestake Mining Company; Professor (Emeritus) of
Accounting Graduate School of Business, Stanford University.

Wayne Kirk
Homestake Mining Company
650 California Street  San Francisco, CA 94108-2788
Vice President, General Counsel and Corporate Secretary,
Homestake Mining Company.

Gillyeard J. Leathley
Homestake Mining Company
650 California Street  San Francisco, CA 94108-2788
Vice President, Operations, Homestake Mining Company.

William F. Lindqvist
Homestake Mining Company
650 California Street  San Francisco, CA 94108-2788
Vice President, Exploration, Homestake Mining Company.

John Neerhout, Jr.
15 Peninsula Road
Belvedere, CA 94920
Director, Homestake Mining Company; Former Executive Vice
President and Director of Bechtel Group Inc.

Ronald D. Parker
1000-700 W. Pender Street
Vancouver, BC V6C 168
CANADA
Vice President, Canada, Homestake Mining Company.

David W. Peat
Homestake Mining Company
650 California Street  San Francisco, CA 94108-2788
Vice President and Controller, Homestake Mining Company.

Stuart T. Peeler
Casa Codorniz
POB 35852
Tucson, AZ 85740
Director, Homestake Mining Company;
Petroleum Industry Consultant.

Carol A. Rae
13117 N. Creekview Road
Rapid City, SD 57702
Director, Homestake Mining Company;
Former President and Chief Executive Officer, Magnum Diamond
Corporation.

Berne A. Schepman
The Adair Company
1670 South Amphlett Blvd.
Suite 214       San Mateo, CA  94402
Director, Homestake Mining Company; President,The Adair
Company and Russian Technology Group.

Richard A. Tastula
9th Floor
2 Mill Street
Perth, WA 6000
Vice President, Australia, Homestake Mining Company.

Jack E. Thompson
Homestake Mining Company
650 California StreetSan Francisco, CA 94108-2788
Director, President and Chief Executive Officer,
Homestake Mining Company.

Thomas H. Wong
Homestake Mining Company
650 California Street  San Francisco, CA 94108-2788
Assistant Treasurer and Assistant Secretary,
Homestake Mining Company.


On November 17, 1996, Homestake and Santa Fe entered into a confidentiality agreement pursuant to which, among other things, each party agreed to protect the confidential and proprietary information and data provided to each other in connection with the evaluation of one or more business transactions. On December 8, 1996, Homestake, Santa Fe and HMGLD Corp, a wholly-owned subsidiary of Homestake, entered into an Agreement and Plan of Merger pursuant to which the Combination will be consummated. On January 9, 1997, Homestake purchased 100 shares of Santa Fe common stock. In addition, the following individuals named above own the following shares of Santa Fe common stock, all of which has been owned by such individuals for more than 60 days: Mr. Peeler - 10,300 shares; Mr. Elam - 2,000 shares; and Mr. Graber - 1,000 shares.

At the effective time (the "Effective Time") of the Combination, five members of the Homestake Board will continue as directors of Homestake. The other eight members of the Homestake Board will voluntarily resign as directors of Homestake. The Agreement provides that at the Effective Time, Mr. Thompson will become Homestake's Chairman of the Board and Chief Executive Officer.

A total of ten Homestake management personnel, including Messrs. Thompson, Elam, Kirk, Leathley and Lindqvist, have severance agreements with Homestake under which they are entitled to receive benefits in the event of a change of control followed by certain events. The Combination is a change of control for purposes of these severance agreements. Under the severance agreements, entitlement to benefits arises if, within three years following the consummation of the Combination, such person's employment is terminated or such person elects to terminate his employment following (i) a reduction in salary or certain benefits, (ii) a change in location of employment, (iii) a change in position, duties, responsibilities or status inconsistent with such person's prior position, or (iv) a reduction in responsibilities, title or office as in effect just before the consummation of the Combination. Benefits consist of (i) a lump sum payment equal to two times such person's highest annual salary and bonus (including deferred compensation) during the three years prior to termination, (ii) continuation of participation in insurance and certain other fringe benefits for two years, (iii) continued vesting of stock options, and
(iv) relocation assistance. Such benefits are in lieu of severance benefits otherwise payable under Homestake's general severance policy.

     The same ten management personnel are also participants in Homestake's Executive Supplemental Retirement Plan (the "Homestake ESRP"). The Homestake ESRP provides that participating employees accrue retirement benefits at the rate of 4 1/3% times years of service up to a maximum of 15 years. Service credit is then multiplied by average monthly compensation during the 36 consecutive months of highest compensation (salary and bonus) to determine a monthly retirement benefit. Benefits are payable on retirement at age 62 after 10 continuous years of service, with provision for early retirement between ages 55 and 62. Within two years following the Combination, if any participant's employment is terminated by Homestake or by the participant for any reason, such participant will fully vest in the maximum benefits payable under the Homestake ESRP to the extent such participant is not already fully vested, and will be entitled to commence receiving such benefits at age 55. Benefits payable under the Homestake ESRP are reduced to the extent of retirement benefits otherwise payable under any other Homestake retirement plan (except the Homestake Mining Company Savings Plan).

     Homestake has a deferred compensation plan under which 23 eligible employees and the directors are entitled to defer receipt of compensation. Deferred compensation earns interest at rates determined under the plan, with a higher rate equal to 120% of the regular rate (the "Preferred Rate") for persons who have been participants for more than five years. Under the deferred compensation plan, following the Combination, all deferred compensation will earn interest at the Preferred Rate.



         Other Representatives of Homestake Who May Communicate with Homestake and Santa Fe Shareholders

                        Name and Business Address
               Present Principal Occupation or Employment


Robert A. Pilkington, Managing Director
Dillon, Read & Co. Inc.
535 Madison Avenue
New York, NY 10022

James C. Katzman, Vice President
Dillon, Read & Co. Inc.
535 Madison Avenue
New York, NY 10022


     Homestake has retained Dillon, Read & Co. Inc. ("Dillon Read") to act as its financial advisor in connection with the Combination and related matters. Pursuant to an engagement letter dated as of November 21, 1996, between Homestake and Dillon Read, Homestake has agreed to pay Dillon Read a fee of 0.33% of the equity consideration in the Combination, subject to a maximum fee of $6,500,000, for services provided in connection with the Combination. Of this amount, $2,250,000 was paid upon the announcement by Homestake of the execution of the Agreement; the payment of the balance is contingent upon the consummation of the merger. Homestake has also agreed to reimburse Dillon Read for the expenses reasonably incurred by it in connection with its engagement (including reasonable counsel fees) and to indemnify Dillon Read and its officers, directors, employees, agents and controlling persons against certain expenses, losses, claims, damages or liabilities in connection with its services, including those arising under the federal securities laws. In the past, Dillon Read has provided investment banking services to Homestake and has received customary compensation for such services. In the ordinary course of business, Dillon Read trades the securities of Homestake and Santa Fe for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

     This information is being furnished by Homestake to Homestake and Santa Fe shareholders pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended, in response to the proposed Newmont exchange offer and Newmont's proposed solicitation of proxies. This information is not being furnished by Santa Fe or its Board of Directors.